UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

MEGALITH FINANCIAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 5th Avenue, 29th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MFAC	The New York Stock Exchange
Warrants to purchase Class A Common Stock	MFAC.W	The New York Stock Exchange
Units, each consisting of one share of Class A Common Stock and one Warrant	MFAC.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On May 26, 2020, the stockholders of Megalith Financial Acquisition Corp. (the “Company”) voted to approve the Trust Amendment Proposal (as defined below). In connection with the approval of the Trust Amendment Proposal, the Company and Continental Stock Transfer & Trust Company (the “Transfer Agent”) entered into the Amendment No. 1 to the Investment Management Trust Agreement (the “Amendment”) a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 hereto and is incorporated herein by reference. The Amendment extends the date on which the Trust Account (as defined below) must be liquidated if the Company has not completed an initial business combination by 21 months from the closing of the IPO, which is May 28, 2020, to August 28, 2020 (or November 30, 2020 if the Company has executed a definitive agreement for an initial business combination by August 28, 2020). All other terms of the Trust Agreement (as defined below) remain unchanged.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 26, 2020, the Company held a special meeting (the “Special Meeting”) of stockholders in lieu of the 2020 annual meeting of stockholders. At the Special Meeting, the Company’s stockholders approved the following items: (i) an amendment to the Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination (the “Extension”) from May 28, 2020 to August 28, 2020 (or November 30, 2020 if the Company has executed a definitive agreement for an initial business combination by August 28, 2020) (such date or later date, as applicable, the “Extended Date”) (the “Extension Proposal”); (ii) a proposal to amend the Investment Management Trust Agreement, dated August 23, 2018 (the “Trust Agreement”), by and between the Company and the Transfer Agent to extend the date on which the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (IPO) must be liquidated if the Company has not completed an initial business combination by 21 months from the closing of the IPO, which is May 28, 2020, to the Extended Date (the “Trust Amendment Proposal”); and (iii) a proposal to elect each of Messrs. Raj Date and Eric Frank as Class I directors of the Company with each such director to serve until the second annual general meeting of stockholders following the Special Meeting or until his or her successor is elected and qualified (the “Director Proposal”). The affirmative vote of the holders of at least 65% of the outstanding shares of the Company’s Class A common stock and Class B common stock (collectively, the “Common Stock”), voting as a single class, on the record date was required to approve the Extension Amendment Proposal and the Trust Amendment Proposal. The affirmative vote of a plurality of the votes cast by the stockholders present in person online or represented by proxy at the Special Meeting and entitled to vote on the Director Proposal at the Special Meeting was required to elect each of the two (2) nominees as Class I directors. The affirmative vote of the majority of the votes cast by stockholders present in person online or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal at the Special Meeting is required to approve the Adjournment Proposal.

Following redemptions of 13,733,885 of the shares of Class A common stock in connection with the Extension, a total of approximately $33,167,514.53 will remain in the Trust Account.

Set forth below are the final voting results for the Extension Proposal, the Trust amendment Proposal and the Director Proposal. The Adjournment Proposal was not presented because there were enough votes to approve each of the Extension Proposal and the Trust Amendment Proposal.

Extension Proposal

The Extension Proposal was approved extending the date by which the Company has to consummate a business combination to the Extended Date. The voting results of the Common Stock of the Company were as follows:

For	Against	Abstentions	Broker Non-Votes
17,887,850	1,014	0	0

Trust Amendment Proposal

The Trust Amendment Proposal was approved extending the date by which the Company has to liquidate the Trust Account to the Extended Date. The voting results of the Common Stock of the Company were as follows:

For	Against	Abstentions	Broker Non-Votes
17,887,850	1,014	0	0

Director Proposal

        The proposal to re-elect each of the two directors, Raj Date and Eric Frank, to the Company’s board of directors was approved. The voting results of the Common Stock of the Company were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Raj Date	14,557,391	3,331,474	0
Eric Frank	14,557,391	3,331,473	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated May 26, 2020, by and between Megalith Financial Acquisition Corp. and Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2020	MEGALITH FINANCIAL ACQUISITION CORP.

	By:	/s/ A.J. Dunklau
Name: A.J. Dunklau Title: Chief Executive Officer and President

2